Exhibit 1

UNDERWRITING AGREEMENT

Dated January 15, 2019

REPÚBLICA ORIENTAL DEL URUGUAY,

acting through the Ministry of Economy and Finance

AND

ITAU BBA USA SECURITIES, INC.

AND

J.P. MORGAN SECURITIES LLC

AND

SCOTIA CAPITAL (USA) INC.

UNDERWRITING AGREEMENT

4.375% USD Bonds due 2031

EXHIBITS

Exhibit A = Form of Opinion of Dr. Fernando Scelza and Dr. Gonzalo Muñiz Marton, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B = Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for the Republic

Exhibit C = Form of the Underwriters’ Blood Letter

i

REPÚBLICA ORIENTAL DEL URUGUAY

4.375% USD Bonds due 2031

UNDERWRITING AGREEMENT

January 15, 2019

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, New York 10153

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States of America

Ladies and Gentlemen:

REPÚBLICA ORIENTAL DEL URUGUAY acting through the Ministry of Economy and Finance (the “Republic”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) U.S.$1,250,000,000 aggregate principal amount of its 4.375% USD Bonds due 2031 (the “Bonds”). The Bonds will be issued pursuant to the indenture dated as of October 27, 2015 (the “Indenture”), among the Republic and The Bank of New York Mellon, as trustee (the “Trustee”). A form of the Indenture was filed on October 19, 2015 with the U.S. Securities and Exchange Commission (the “Commission”).

The Bonds will be issued in the form of one or more registered global securities (the “Global Securities”) deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in the authorized denominations specified in Schedule I hereto. For purposes of the laws of the Republic, this Agreement is intended to secure the agreement on the part of the Underwriters to disburse the applicable purchase price, as specified in Schedule I hereto (the “Purchase Price”), to or for the account of the Republic against delivery of the Bonds, subject to the terms and conditions set forth herein. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Bonds, as applicable.

1.    Issue of Bonds, Prospectus and Publicity

(a)    Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Republic, at the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, the principal amount of Bonds set forth opposite to each Underwriter’s name in Schedule II hereto.

(b)    The Bonds. At or prior to the Closing Date (as defined in Section 9(a) herein), the Bonds will be issued in accordance with the terms of the Indenture and will be substantially in the form and contain such terms as set forth therein. This Agreement, the Indenture and the Bonds are together referred to herein as the “Agreements.”

(c)    Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Bonds shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters.

2.    Stabilization.

(a)    General. The Underwriters (or their respective affiliates), for their own account, may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds, including, without limitation, over-allotting the offering, creating a short position and bidding for and purchasing Bonds to cover such short positions, and bidding for and purchasing Bonds to stabilize the price of the Bonds. In doing so, the Underwriters shall act as principals and not as agents of the Republic, and any loss resulting from over-allotment or stabilization will be borne, and any profit arising from the same shall be retained, by the Underwriters. Such transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time.

(b)    Aggregate Principal Amount. Nothing in this Section 2 shall be construed as requiring the Republic to issue more than U.S.$1,250,000,000 aggregate principal amount of the Bonds.

3.    Agreements by the Underwriters

(a)    Purchase of Bonds. The Underwriters agree, severally and not jointly, to purchase the Bonds at the Purchase Price on the Closing Date pursuant to the terms of this Agreement.

(b)    Restrictions. The Underwriters represent, warrant and agree, severally and not jointly, that they and each of their affiliates have complied and will comply with the terms set out in Schedule III hereto.

The Underwriters have not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Bonds, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

(c)    Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Bonds purchased by the Underwriters, and that any of such affiliates may sell to other such affiliates or to the Underwriters Bonds purchased by such affiliates.

4.    Listing

(a)    Application for Listing(s). The Republic confirms that it will make or cause to be made an application on its behalf for the Bonds to be listed on each official list and/or securities exchange named in Schedule I hereto (each a “Stock Exchange”) on or prior to the Closing Date to the extent necessary to list the Bonds thereon.

(b)    Supply of Information. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of such documents as may be reasonably required for the purpose of obtaining such listing.

5.    Representations and Warranties of the Republic

The Republic represents and warrants to the Underwriters as follows:

(a)    Registration Statement.

(i)    The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Securities Act”). The Republic has filed with the Commission a registration statement under Schedule B (No. 333-223463) covering the registration of the Bonds under the Securities Act and including the related base prospectus filed on March 6, 2018 pursuant to Rule 424(b)(3) (the “Base Prospectus”). Such registration statement has been declared effective by the Commission, as amended as of the date and time of this Agreement (the “Execution Time”). Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the Bonds and all documents incorporated by reference thereto, meet the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has filed a preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act, which has been furnished to the Underwriters (the “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Bonds and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended at the time such registration statement became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

The Base Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the

Execution Time is hereinafter referred to as the “Final Prospectus;” and any reference to any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii)    Prior to the termination of the offering of the Bonds, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing and which has not been approved by the Underwriters after consultation with their counsel.

(iii)    At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither (A) the Registration Statement, as amended, at the Effective Time, at the Execution Time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, contained or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, will contain an untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters, expressly for use in the Registration Statement or the Final Prospectus.

(iv)    The Disclosure Package (as defined herein), at the date and time of the first sale of the Bonds to the public, which was 6:30 p.m. New York City time on the date of this Agreement (the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein. The (i) Base Prospectus, as amended and supplemented as of the Execution Time, (ii) Preliminary Prospectus Supplement, (iii) issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) identified in Schedule IV hereto and, (iv) any other free writing prospectus as defined in Rule 405 under the Securities Act (each a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, are collectively referred to as the “Disclosure Package.”

(v)    The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus.

(b)    Power and Authority. The Republic has full power and authority to execute and deliver each of this Agreement and the Bonds and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Bonds and to perform the terms thereof.

(c)    Authorization. The issuance and sale of the Bonds and the execution and delivery of this Agreement and the Bonds by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(d)    Validity of Agreements. Each of this Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(e)    Validity of Securities. The Bonds have been duly and validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(f)    Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Bonds as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, as the case may be, or for the validity or enforceability of the Agreements, against the Republic, except Decree No. 5.019, dated January 14, 2019 (the “Decree”) of the Executive Power of the Republic and the resolution dated January 15, 2019 of the Ministry of Economy and Finance of the Republic approving the terms of the Bonds and the execution and delivery of this Agreement and the Bonds by the Republic and all other documents to be executed and delivered by the Republic thereunder (the “Ministry of Economy and Finance Resolution”) which have been duly obtained are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(g)    Compliance. The execution, delivery and performance of this Agreement, the Indenture, the issuance, sale and delivery of the Bonds, and the consummation of the other transactions contemplated by the Agreements and the Bonds (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets is bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any entity subject to Chapter I of Section XI of the Constitution of the Republic.

(h)    Event of Default. No event has occurred and is continuing and no circumstance has arisen which, had the Bonds already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Bonds.

(i)    Litigation. Other than as described or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Bonds.

(j)    Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(k)    Republic’s Obligations. When duly issued and authenticated, the Bonds will be the direct, general, unconditional and unsubordinated Foreign Debt (as defined in the Terms and Conditions of the Bonds) of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Bonds will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Bonds ratably with payments being made under any other external indebtedness.

(l)    Private Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Bonds and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 18 hereof, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and Conditions of the Bonds and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Uruguayan law or public policy.

(m)    IMF. The Republic is a member of the International Monetary Fund (the “IMF”).

(n)    Enforcement of Agreements. After being translated into Spanish by an official translator, this Agreement, the Indenture and the Bonds, upon the due execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(o)    Additional Amounts. Under currently existing law, all payments made in respect of the Bonds will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Bonds or receiving payments thereon, all payments on the Bonds will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Bonds; and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

(p)    Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(q)    Sanctions. The Republic will not, directly or indirectly, use the proceeds of the sale of the Bonds, or lend, contribute or otherwise make available such proceeds to any persons, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or is in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner, in each case, as would result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

6.    [Reserved]

7.    (A) Covenants of the Republic

The Republic agrees with the Underwriters as follows:

(a)    Representations and Warranties. The Republic acting through the Debt Management Unit of the Ministry of Economy and Finance will notify the Underwriters promptly if at any time prior to payment of the Purchase Price to the Republic on the Closing Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 hereof and will forthwith take such steps as the Underwriters may reasonably require to remedy and/or publicize the fact.

(b)    Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of the offering of the Bonds. The Republic will promptly deliver to the Underwriters (through their counsel) copies of all amendments to the Registration Statement hereafter made (including any Form 18-K and amendment thereto), which relate to the Bonds (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters, as soon as practicable after the date of this Agreement and thereafter promptly from time to time, as many copies of the Final Prospectus (or any amendment or supplement thereto) as the Underwriters or dealers may reasonably request for the purposes required by the Securities Act; provided, that the Republic will print and distribute such copies to the Underwriters at the Underwriters’ expense pursuant to Section 13 hereof.

(c)    Delivery of Amendments and Supplements. During such period (not exceeding 90 days) after the commencement of the offering of the Bonds as the Underwriters may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriters, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the Underwriters or any dealer are required to deliver a prospectus after the expiration of 90 days after the commencement of the offering of the Bonds, the Republic, upon the request of the Underwriters or dealer, will furnish to the Underwriters or dealer at the expense of the Underwriters, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

(d)    The Republic will use its best efforts to promptly do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Bonds.

(e)    The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and of any amendment or supplement to the Final Prospectus, the Registration Statement, or the Disclosure Package, or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, the Republic will use its best efforts to obtain the prompt removal thereof.

(f)    The Republic will use its best efforts to qualify the Bonds for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States as the Underwriters may reasonably designate and under the legal investment laws of such jurisdictions outside the United States as the Republic and the Underwriters may agree upon, and the Republic will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States; provided, however, that the Republic shall not be required to (i) qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture (ii) apply or obtain any approval other than the application for listing referred to in Section 8(c) below; or (iii) assist with any other notification of approval other than notifications, if any, of any approval of the Luxembourg Stock Exchange to other authorities within the European Economic Area in accordance with the terms of the Prospectus Directive (Directive 2003/71/EC and amendments thereto, including the 2010 Prospective Directive Amending Directive (Directive 2010/73/EU)) to permit the offering and sale of the Bonds in certain jurisdictions in the European Economic Area. The Republic and the Underwriters acknowledge and agree that the Underwriters may offer the Bonds in the jurisdictions specified in Schedule III hereto, subject to compliance with the restrictions specified in Schedule III hereto.

(B) Covenants of the Underwriters

In connection with this offering, each Underwriter, severally and jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior written consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

8.    Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Bonds from the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date, and to each of the following additional conditions precedent:

(a)    No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriters shall have received, prior to payment for the Bonds, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(A)(b) of this Agreement.

(b)    Other Agreements. On or before the Closing Date, any other agreements necessary for the consummation of the transactions contemplated hereby and thereby shall have been executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Underwriters.

(c)    Listing. Application shall have been made to have the listing particulars approved by the Luxembourg Stock Exchange and admit the Bonds to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

(d)    DTC. The Bonds shall be deposited with a custodian of, and registered in the name of a nominee of, DTC on or prior to the Closing Date.

(e)    Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriters legal opinions, dated the Closing Date, of:

(i)    Dr. Gonzalo Muñiz Marton, counsel to the Ministry of Economy and Finance of the Republic, substantially in the form of Exhibit A hereto;

(ii)    Guyer & Regules, special Uruguayan counsel to the Underwriters, in form and substance satisfactory to the Underwriters;

(iii)     Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, substantially in the form of Exhibit B hereto; and

(iv)    Shearman & Sterling LLP, special New York counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

In giving its opinion, Shearman & Sterling LLP may rely upon the opinion of Guyer & Regules with respect to matters governed by the laws of Uruguay.

(f)    Resolution and Prior Approvals. On or prior to the Closing Date, there shall have been delivered to the Underwriters (i) certified copies of the Decree and the Ministry of Economy and Finance Resolution, together with certified English translations thereof and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and sale of the Bonds, the execution of this Agreement, the Indenture and Decree and the Ministry of Economy and Finance Resolution, and all such approvals, authorizations, consents and orders shall be in full force and effect on the Closing Date.

(g)    Compliance. At the Closing Date, (i) there will have been, in the Underwriters’ reasonable judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Bonds; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 8(g), as applicable.

(h)    Certificates. On or prior to the Closing Date, there shall have been delivered to the Underwriters in form and substance satisfactory to the Underwriters, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture and the Bonds and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic.

(i)    Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(j)    Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

9.    Closing

(a)    Issue of Bonds. Not later than 10:00 a.m. New York City time on January 23, 2019, or such other time as may be agreed upon between the Underwriters and the Republic (the “Closing Date”), the Republic will issue and deliver one or more duly executed and authenticated Global Securities in an aggregate principal amount of U.S.$1,250,000,000 in respect of Bonds. The Underwriters shall instruct DTC as to the allocation of interests in the Global Securities among the accounts of DTC participants.

(b)    Payment. Against such delivery, the Underwriters shall pay to the Republic in same-day funds the Purchase Price for the Bonds, less the amounts referred to in Section 9(c) below, on the Closing Date in U.S. dollars to such account as shall be notified by the Republic to the Underwriters not later than three days prior to the Closing Date.

(c)    Commission. The Republic agrees to pay to the Underwriters a combined management and underwriting commission of 0.09% of the aggregate principal amount of the Bonds in U.S. dollars. Such commission shall be deducted from the Purchase Price for the Bonds as provided in Section 9(b), free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amounts as shall result in the receipt by the recipients of such amounts as would have been received by them had no such deduction or withholding been required.

10.    Indemnification and Contribution

(a)    Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless each of the Underwriters and each of their affiliates, and individually each of their respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (i) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or (ii) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, in the Final Prospectus, in the electronic roadshow presentation identified in Schedule IV, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for inclusion therein as set forth in the letter attached hereto in Exhibit C. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b)    Underwriters’ Indemnity. Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (i) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or (ii) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, in the Final Prospectus, in the electronic roadshow presentation identified in Schedule IV, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for use in the preparation of the documents as set forth in the letter attached hereto as Exhibit C, and agrees to reimburse the Republic, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)    Notification. If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a) hereof, any such firm shall be designated in writing by the Underwriters. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Underwriters, on the other hand, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the amount referred to in Section 9(c) hereof bears to the initial public offering price of the Bonds, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Underwriters shall not be required to contribute any amount in excess of the amount paid to the Underwriters, respectively, pursuant to Section 9(c) hereof. The Underwriters’ contribution obligations are several in proportion to their respective obligations as reflected Schedule II, and not joint. For purposes of this Section 10(d), each director, officer, employee and controlling person of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

11.    Default of Underwriters

If any of the Underwriters shall fail to purchase and pay for any of the Reopening Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter (s) shall be obligated to take up and pay for the Bonds which the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter(s) agreed but failed to purchase shall exceed 30% of the aggregate principal amount of Bonds set forth in Schedule II hereto, the remaining Underwriter(s) shall have the right to purchase all (but not less than all), but shall not be under any obligation to purchase any, of the Bonds, and if such non-defaulting Underwriter(s) does not purchase all the Bonds, this Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Republic shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 11.

12.    Underwriters Not Fiduciaries.

The Republic acknowledges and agrees that:

(a)    the purchase and sale of the Bonds pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other;

(b)    in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Republic;

(c)    the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement; and

(d)    the Republic has consulted its own advisors to the extent it deemed appropriate.

To the fullest extent permitted by law, the Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

13.    Expenses

Subject to Section 10 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan and United States counsel to the Republic in connection with the issuance of the Bonds in connection with the preparation and filing of the Prospectus Supplement and the Disclosure Package, (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) the fees and costs incurred in connection with obtaining ratings of the Bonds from rating agencies and (d) its out-of-pocket expenses, including its own expenses relating to investor presentations on any “roadshow” undertaken in connection with the marketing of the Bonds. The Underwriters agree to pay all other expenses, including, without limitation, (a) the costs of filing the Prospectus Supplement and the Disclosure Package on EDGAR, (b) the costs of printing the Prospectus Supplement and the Disclosure Package, (c) the costs of distributing the Prospectus Supplement and the Disclosure Package, (d) the fees and expenses of Uruguayan and United States counsel to the Underwriters in connection with the issuance of the Bonds, (e) all listing fees incurred in connection with the clearance of the Bonds for book-entry transfer through DTC, (f) the listing and filing fees and similar expenses incurred in listing the Bonds on each Stock Exchange including the fees paid to qualify the Bonds with the Luxembourg Stock Exchange and for listing on the Euro MTF Market of the Luxembourg Stock Exchange, (g) the costs of tombstones, if any, (h) their out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Underwriters, (i) the costs of any electronic road show and (j) their own costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Bonds.

14.    Termination

(a)    The Underwriters’ Ability to Terminate. Despite anything contained in this Agreement, the Underwriters may, by notice to the Republic (attention: Debt Management Unit of the Ministry of Economy and Finance) given at any time prior to payment of the net subscription moneys for the Bonds to the Republic (but, in the case of Section 14(a)(iii) and/or (v) hereof, only after consultation with the Republic), terminate this Agreement in any of the following circumstances:

(i)    there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 hereof or any failure to perform in any material respect any of the Republic’s undertakings or agreements in this Agreement; or

(ii)    any of the conditions specified in Section 8 hereof has not been satisfied or waived by the Underwriters and cannot be satisfied on or before the Closing Date; or

(iii)    in the opinion of the Underwriters, there shall have been such a change in Uruguayan, United States or international financial, political or economic conditions as would in the Underwriters’ reasonable judgment be likely to prejudice materially the success of the offering and distribution of the Bonds; or

(iv)    on the Closing Date, the Republic shall fail to tender the Bonds for delivery; or

(v)    trading in securities generally on the New York Stock Exchange or of the debt securities of the Republic in the United States shall have been suspended or materially limited or a major disruption has occurred in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the Business Day preceding the Closing Date, or a banking moratorium has been declared by either Federal or New York state or Uruguayan authorities and any such event shall make it impractical to proceed with the closing.

(b)    Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 13 hereof, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 15 hereof which would have continued had the arrangements for the subscription and issue of the Bonds been completed.

15.    Survival of Representations and Obligations

The indemnity agreement set forth in Section 10 hereof, the obligations of the Republic under Section 13 hereof, Sections 17, 18, 19 and 20 hereof and the representations and warranties set forth in this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Bonds or any investigation made by or on behalf of the Underwriters or the Republic.

16.    Notices

Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic, to it at:

República Oriental del Uruguay

c/o Debt Management Unit,

Ministry of Economy and Finance

Colonia 1089 – Third Floor

111000 Montevideo

República Oriental del Uruguay

Fax No: +598-2-1712-2688

Attention: Debt Management Unit

and in the case of notices from the Republic, to the Underwriters at:

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, New York 10153

United States of America

Fax No: +1 (212) 207-9076

Attention: Liability Management Group

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Fax No: +1 (212) 834-6326

Attention: Latin America Debt Capital Markets

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States of America

Fax No: +1 (212) 225-6550

Email: US.Legal@scotiabank.com

Attention: Debt Capital Markets

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of facsimile transmission, at the time of dispatch.

17.    Governing Law and Jurisdiction

(a)    Governing Law. This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

(b)    Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the Bonds, the Disclosure Package or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made by mailing or delivering a copy of such process to the Republic in care of the Process Agent at the address specified above for the Process Agent, and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in the Borough of Manhattan, the City of New York by the mailing of copies of such process to itself at its address specified in Section 16 hereof.

(c)    Nothing in this Section 17 shall affect the right of the Underwriters to serve legal process in any other manner permitted by law or affect the right of the Underwriters to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

18.    Waiver of Sovereign Immunity

(a)    To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Bonds, the Disclosure Package or the Final Prospectus. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Bonds, the Disclosure Package or the Final Prospectus. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

(b)    The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Bonds, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

19.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.    Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

21.    Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

22.    Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 10 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any Reopening Security from the Underwriters shall be deemed to be a successor or assign merely by reason of such purchase.

23.    Obligation of the Underwriters for Purposes of Uruguayan Law

In order to give effect to Section 17(a) hereof under the laws of the Republic, the Underwriters and the Republic hereby acknowledge that the primary obligation arising under this Agreement is the obligation on the part of the Underwriters to disburse the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, to or for the account of the Republic on the Closing Date against delivery of the Bonds, subject to the terms and conditions set forth herein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic and the Underwriters.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

REPÚBLICA ORIENTAL DEL URUGUAY

By:	/s/ Pablo Ferreri
Name: Pablo Ferreri
Title: Minister (Interim) of Economy and Finance, República Oriental del Uruguay

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date hereof

ITAU BBA USA SECURITIES, INC.

By:	/s/ Baruc Saez
Name: Baruc Saez
Title: Managing Director

By:	/s/ John B. Corcoran
Name: John B. Corcoran
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ana Silva-Klarish
Name: Ana Silva-Klarish
Title: Executive Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Juan Fullaondo
Name: Juan Fullaondo
Title: Managing Director & Head

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated:	January 15, 2019

Indenture:	Indenture, dated as of October 27, 2015, among República Oriental del Uruguay, as Issuer and The Bank of New York Mellon, as trustee.

The Underwriters and their addresses:

Itau BBA USA Securities, Inc.
767 Fifth Avenue, 50th Floor
New York, New York 10153
United States of America
Fax No: +1 (212) 207-9076
Attention: Liability Management Group

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America
Fax No: +1 (212) 834-6326
Attention: Latin America Debt Capital Markets

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281
United States of America
Fax No: +1 (212) 225-6550
Email: US.Legal@scotiabank.com
Attention: Debt Capital Markets

Title and description of Bonds:	U.S.$1,250,000,000 4.375% USD Bonds due 2031

Aggregate principal amount:	U.S.$1,250,000,000

Interest payable from:	January 23, 2019

Maturity date:	January 23, 2031

Payment of Principal:	Principal will be repaid in three nominally equal installments on January 23, 2029, January 23, 2030 and at maturity.

Interest Rate	4.375% per year.

Payment of Interest:	Amounts due in respect of interest will be accrued and paid semi-annually in arrears on January 23 and July 23 of each year, commencing on July 23, 2019. Each of the interest payments will be payable on the outstanding principal amount of the Bonds. Interest on the Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

Sch. I-1

Currency of payment:	United States Dollars

Form(s) and denomination(s):	One or more global securities deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company and in denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof.

Underwriting Commission:	0.09% of the aggregate principal amount of Bonds payable in United States Dollars

Purchase Price for the Underwriters (less the Underwriting Commission):	U.S.$1,240,312,500 (less U.S.$1,125,000)

Initial public offering price:	99.225% of the principal amount

Manner of payment:	Wire transfer of immediately available funds

Closing Date, time and location:	10:00 a.m. (New York City time) on January 23, 2019 in New York City

Listing:	Application will be made to admit the Bonds to the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Trustee:	The Bank of New York Mellon

Sch. I-2

SCHEDULE II

Underwriters	Bonds
Itau BBA USA Securities, Inc.	U.S.$416,666,667

J.P. Morgan Securities LLC	U.S.$416,666,667

Scotia Capital (USA) Inc.	U.S.$416,666,666

Total	U.S.$1,250,000,000

Sch. II-1

SCHEDULE III

Selling Restrictions

General

By their purchase and acceptance of the Bonds issued under this Agreement to which these selling restrictions are scheduled, the Underwriters represent, warrant and agree that they will observe all applicable laws and regulations in any jurisdiction in which they may offer, sell or deliver Bonds; and they will not directly or indirectly offer, sell, resell, reoffer or deliver Bonds or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of the Underwriters. The Underwriters also acknowledge and agree that they are not authorized to give any information on or to make any representation not contained in the Final Prospectus or the Disclosure Package in connection with the offer and sale of the Bonds.

No action has been or will be taken by the Underwriters or the Republic that would permit a public offering of the Bonds or possession or distribution of the Final Prospectus, the Disclosure Package, or any other offering or publicity material relating to the Bonds, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act and compliance with the rules and regulations thereunder and the qualification of the Bonds for offer and sale under the laws of such jurisdictions as the Underwriters and the Republic may agree to pursuant to Section 7(A)(f) hereof, the Republic shall not have any responsibility for obtaining, and the Underwriters agree with the Republic that they and their respective affiliates will obtain, any consent, approval or authorization required for the purchase, offer, sale or delivery by them of any of the Bonds under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Bonds.

Notice to Prospective Investors in the European Economic Area

In any Member State, this prospectus supplement is only addressed to and is only directed at Qualified Investors in that Member State within the meaning of Article 2(1)(e) the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds. Accordingly any person making or intending to make an offer in that Member State of Bonds which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in circumstances in which an obligation arises for Uruguay or the underwriters to publish a prospectus for such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in this prospectus supplement.

Sch. III-1

For the purpose of the above provisions, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Member State concerned.

Each Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the EEA. For the purposes of this provision:

A. the expression “retail investor” means a person who is one (or more) of the following:

i. a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii. a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii. not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

B. the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds.

Any distributor subject to MiFID II subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels.

These selling restrictions are in addition to any other selling restrictions set out in this prospectus supplement.

Notice to Prospective Investors in the United Kingdom

This document has not been approved by an authorized person for the purposes of section 21 of the UK FSMA. This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (iii) persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Sch. III-2

Each underwriter has represented, warranted and agreed that:

A. it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Uruguay; and

B. it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Bonds with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Netherlands

The Bonds may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. No person or entity may issue or have in its possession for the purposes of issue, whether

Sch. III-3

in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong, including in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the Republic of Korea

Each underwriter has represented and agreed that the Bonds have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each underwriter has undertaken to ensure that any securities dealer to which it sells the notes confirms that it is purchasing such Bonds as principal and agrees with such underwriter that it will comply with the restrictions described above.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is

Sch. III-4

an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Bonds under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Taiwan

Each underwriter has represented and warranted that the offer of the Bonds has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Bonds may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each underwriter has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

Notice to Prospective Investors in China

Each underwriter has represented, warranted and undertaken that, other than to qualified domestic institutional investors, the Bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in China (for such purposes, not including Hong Kong and Macau Special Administrative Regions of China or Taiwan), except as permitted by the securities laws of China.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be in made accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s providence or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Sch. III-5

Notice to Prospective Investors in Chile

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated 27 June 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing bonds may be privately offered in Chile to certain “qualified investors” identified as such by CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated 12 June 2008, and in CMF General Rule No. 410, dated 27 July 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1.    Date of commencement of the offer: January 15, 2019. The offer of the Bonds is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2.    The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3.    Since the Bonds are not registered in Chile there is no obligation by Uruguay to make publicly available information about the Bonds in Chile; and

4.    The Bonds shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

Información a los Potenciales Inversionistas Chilenos

De conformidad con la Ley n° 18.045, de Mercado de Valores y la Norma de Carácter General n° 336 (la “NCG 336”), de 27 de junio de 2012, de la Comisión para el Mercado Financiero (“CMF”), la oferta por los bonos puede ser efectuada privadamente a ciertos “Inversionistas Calificados”, a los que se refiere la NCG 336 y que se definen como tales en la norma de carácter general N° 216, de 12 de junio de 2008 y en la Norma de Carácter General N°410 de fecha 27 de Julio de 2016, ambas de la CMF. La NCG 336 dispone que la siguiente información debe ser entregada a los inversionistas:

1.    La oferta de los bonos comienza el 15 de enero, 2019 y se encuentra acogida a la NCG N° 336, de fecha 27 de junio de 2012, de la CMF;

2.    La oferta versa sobre valores que al ser emitidos y colocados no fueron inscritos en el Registro de Valores o en el Registro de Valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de la CMF;

3.    Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre estos valores; y

4.    La oferta por los bonos no es objeto de oferta pública y estos valores no han sido y ni podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Argentina

The Bonds have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Bonds may not be publicly distributed in Argentina. Neither the issuer nor the underwriters will solicit the public in Argentina in connection with this prospectus supplement.

Sch. III-6

Notice to Prospective Investors in Brazil

The Bonds have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the Bonds has not been nor will be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Bonds in Brazil is not legal without prior registration under Law No. 6,385/ of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the Bonds, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the Bonds is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the Bonds to the public in Brazil. Therefore, each of the underwriters has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the Bonds in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian laws and regulations. Persons wishing to offer or acquire the Bonds within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Luxembourg

The terms and conditions relating to the Prospectus Supplement have not been approved by and will not be submitted for approval to the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) for purposes of public offering in the Grand Duchy of Luxembourg. Accordingly, the Notes may not be offered or sold to the public in the Grand Duchy of Luxembourg, directly or indirectly, and, neither the Prospectus Supplement nor any other circular, prospectus, form of application, advertisement, communication or other material may be distributed, or otherwise made available in, or from or published in, the Grand Duchy of Luxembourg, except for the sole purpose of the admission to trading and listing of the Notes on the Official List of the Luxembourg Stock Exchange and except in circumstances which do not constitute a public offer of securities to the public, subject to prospectus requirements, in accordance with the Luxembourg Act of July 10, 2005 on prospectuses for securities.

Notice to Prospective Investors in Uruguay

The Bonds are exempt from all registration requirements in Uruguay pursuant to Section 3 of Law N° 18.627.

Sch. III-7

SCHEDULE IV

(a)    Pricing Term Sheet, dated January 15, 2019, relating to the Bonds

Filed Pursuant to Rule 433

Registration No. 333-223463

Pricing Term Sheet

República Oriental del Uruguay

4.375% USD Bonds due 2031 (the “Bonds”)

Final Terms and Conditions

As of January 15, 2019

Issuer	República Oriental del Uruguay

Title	4.375% USD Bonds due 2031

Principal Amount	U.S.$ 1,250,000,000

Maturity Date	January 23, 2031

Pricing Date	January 15, 2019

Settlement Date	January 23, 2019 (T+5)

Public Offering Price	99.225% of the principal amount plus accrued interest, if any, from January 23, 2019

Spread to Benchmark Treasury	+175 bps

Benchmark Treasury	3.125% due November 15, 2028

Benchmark Treasury Price and Yield	103.16+ and 2.715%

Re-offer Yield	4.465%

Coupon	4.375% per year, payable semi-annually in arrears. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Interest Payment Dates	January 23 and July 23 of each year, commencing on July 23, 2019.

Sch. IV-1

Payments of Principal	Principal will be repaid in three nominally equal installments on January 23, 2029, January 23, 2030 and at maturity.

Optional Redemption	Prior to October 23, 2030 (the date that is three months prior to the maturity date of the Bonds), the Bonds will be redeemable, in whole or in part, at the Issuer’s option, at any time and from time to time, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 25 basis points, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

On or after October 23, 2030, the Bonds will be redeemable, in whole or in part, at the Issuer’s option, at any time and from time to time, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption.

Denominations	$1.00 x $1.00

Distribution	SEC Registered

CUSIP / ISIN	917288BK7 / US917288BK78

Governing Law	State of New York

Listing	Application will be made to admit the Bonds to the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Joint Bookrunners	Itau BBA USA Securities, Inc.

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

The following additional information of Uruguay and regarding the securities is available from the SEC’s website and also accompanies this free-writing prospectus:

https://www.sec.gov/Archives/edgar/data/102385/000119312519009422/0001193125-19-009422-index.htm

Sch. IV-2

https://www.sec.gov/Archives/edgar/data/102385/000119312519009424/d684225d424b3.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312518286888/0001193125-18-286888-index.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312518072100/d526658dsb.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Itau BBA USA Securities, Inc. collect at +1-212-710-6749 or toll-free (U.S. only) at +1-888-770-4828, J.P. Morgan Securities LLC collect at +1-212-834-7279 or toll-free (U.S. only) at +1-866-846-2874 or Scotia Capital (USA) Inc. collect at +1-212-225-5559 or toll-free (U.S. only) at +1-800-372-3930.

Delivery of the notes is expected on or about January 23, 2019, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6–1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the Settlement Date may be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to the Settlement Date should consult their own advisor.

This term sheet has been prepared on the basis that any offer of bonds in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of bonds. Accordingly any person making or intending to make an offer in that Member State of bonds which are the subject of the offering contemplated in this information may only do so in circumstances in which no obligation arises for the Republic or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds in circumstances in which an obligation arises for the Republic or the underwriters to publish a prospectus for such offer.

This EEA selling restriction is in addition to any other selling restrictions set out in this information.

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (a) (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Directive 2003/71/EC (as amended); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds.

Sch. IV-3

Each person in a Member State who receives any communication in respect of, or who acquires any Bonds under, the offers contemplated in this prospectus supplement, or to whom the Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuer that it and any person on whose behalf it acquires Bonds is: (1) a Qualified Investor; and (2) not a “retail investor” as defined in Article 4(6) of the PRIIPs Regulation.

Any distributor subject to MiFID II subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels.

This information is for distribution only to persons who (i) persons who are outside the United Kingdom; or (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); or (iii) persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This information is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this presentation relates is available only to relevant persons and will be engaged in only with relevant persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch. IV-4

(b)    Net Roadshow presentation, dated January 15, 2019

Sch. IV-5

Exhibit A

to the Underwriting Agreement

Form of Opinion of Dr. Fernando Scelza and Dr. Gonzalo Muñiz Marton, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

January XX, 2019

ITAU BBA USA SECURITIES, INC.

767 Fifth Avenue, 50th Floor

New York, New York 10153

United States of America

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

United States of America

SCOTIA CAPITAL (USA) INC.

250 Vesey Street

New York, New York 10281

United States of America

as Underwriters under the

Underwriting Agreement referred to below

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

United States of America

as Trustee pursuant to the

Indenture referred to below

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated January XX, 2019 (the “Underwriting Agreement”) among República Oriental del Uruguay (the “Republic”) and ITAU BBA USA SECURITIES, INC., J.P. MORGAN SECURITIES LLC and SCOTIA CAPITAL (USA) INC. (the “Underwriters”) relating to the issuance and sale by the Republic of U.S.$[●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Bonds”)]. The Bonds will be issued pursuant to an indenture, dated as of October 27, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon as trustee (the “Trustee”). The Bonds, the Underwriting Agreement and the Indentures (collectively, the “Agreements”), are more fully described in the Registration Statement, the Disclosure Package and the Final Prospectus prepared by the Republic in connection with the issuance of the Bonds. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

We have acted in our capacity as counsels to the Republic in connection with the Agreements and issuance of the Bonds. We or attorneys on our staff are familiar with the organization and affairs of the Republic, and its legal affairs are encompassed by our duties as counsels to the Republic. In connection with this opinion, we have examined:

1.	the Agreements and form of the Bonds;

2.	the Registration Statement, the Disclosure Package and the Final Prospectus;

3.

the Constitution of the Republic, Law 17,947 dated January 8, 2006 (as amended by Article 266 of Law 18,834 dated November 4, 2011, Articles 735 and 736 of Law 19,355 dated December 19, 2015 and article 334 of Law 19,670 dated October 15, 2018), the Decree and the Ministry of Economy and Finance Resolution;

4.	the information furnished by the Debt Management Unit (DMU) of the Ministry of Economy and Finance;

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by the Underwriters and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 14 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound.

Based upon the foregoing, we are of the opinion that:

(a)    The Republic has full power and authority to execute and deliver each of the Underwriting Agreement and the Bonds and each of the other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Bonds and to perform the terms thereof.

(b)    The issuance and sale of the Bonds and the execution and delivery of the Underwriting Agreement and the Bonds by the Republic and each of the other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(c)    Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof. The Bonds have been validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(d)    The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance, sale and delivery of the Bonds and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of our knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of our knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of our knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

(e)    No consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, sale, delivery and performance of the Bonds as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements against the Republic, except the Decree, the Ministry of Economy and Finance Resolution, which have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(f)    Other than as described in the Registration Statement, the Disclosure Package or the Final Prospectus, there is no pending or, to the best of our knowledge after due inquiry, threatened action or proceeding (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements or which are otherwise material in the context of the issuance of the Bonds.

(g)    The execution and delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred therein, and the issuance and sale of the Bonds and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity by the Republic contained in Section 18 of the Underwriting Agreement, Section 9.7 of the Indenture, and Paragraph 15(d) of the Terms and Conditions of the Bonds, the appointment by the Republic of a process agent in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture, and Paragraph 15 of the Terms and Conditions of the Bonds, the consent by the Republic to the jurisdiction of the courts specified in such Sections and paragraphs and the provisions in these Sections and paragraphs that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture, and the Bonds, are irrevocably binding on the Republic.

(h)    After being translated into Spanish by an official translator, the Underwriting Agreement, the Indenture and the Bonds will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(i)    There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be registered, filed or recorded with or submitted to any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(j)    The Bonds are the direct, general, unconditional and unsubordinated Foreign Debt (as defined in the Terms and Conditions of the Bonds) of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Bonds will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Bonds ratably with payments being made under any other external indebtedness.

(k)    When issued, the Bonds and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon.

(l)    The Underwriters are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Underwriters, as contemplated in the Underwriting Agreement.

(m)    It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(n)    All statements in the Registration Statement, the Disclosure Package and the Final Prospectus, with respect to the laws of the Republic are true and correct as of their respective dates and the date hereof and the information stated in the Registration Statement, the Disclosure Package and the Final Prospectus, with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

(o)    The statements in the Registration Statement and the Final Prospectus under the captions “Description of the Securities” and “Description of the Bonds,” respectively, insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

(p)    Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we believe that the Registration Statement, the Disclosure Package and the Final Prospectus (except for financial information and other financial data contained or incorporated therein, as to which we are not called upon to express any belief), did not and do not, as of their respective dates of issuance, the date hereof, the Initial Sale Time of [•] p.m. New York City Time, the Effective Time and the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading.

(q)    The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus.

Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as the Underwriters under the Underwriting Agreement and the Trustees under the respective Indenture and is solely for your benefit as such. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Bonds if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

[Signature Page Follows]

Very truly yours,

Dr. Fernando Scelza
Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Dr. Gonzalo Muñiz Marton
Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B

to the Underwriting Agreement

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP,

special New York counsel for the Republic

January [●], 2019

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, New York 10153

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States of America

as Underwriters under the

Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-223463), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of [U.S.$ ●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Bonds”) to be issued under an indenture dated as of October 27, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as trustee. Such registration statement, as of January [●], 2019, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the Bonds (as determined for purposes of Rule 430B(f)(2) under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated March 6, 2018 included in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated January [●], 2019, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated January [●], 2019, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 8(e)(iii) of the Underwriting Agreement dated as of January [●], 2019 (the “Underwriting Agreement”) among the Republic, acting through the Ministry of Economy and Finance, and Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement;

(c)	the Pricing Prospectus and the documents listed in Schedule I hereto;

(d)	the Final Prospectus;

(e)	facsimile copies of the Bonds in global form (the “Global Bonds”) as executed by the Republic;

(f)	an executed copy of the Indenture; and

(g)	the documents delivered to you by the Republic at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

The Underwriting Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

The Indenture has been duly executed and delivered by the Republic under the law of the State of New York and is a valid, binding and enforceable agreement of the Republic.

The Global Bonds have been duly executed and delivered by the Republic under the law of the State of New York, and, assuming that the Global Bonds have been duly authenticated in accordance with the terms of the Indenture and the Global Bonds have been paid for in accordance with the terms of the Underwriting Agreement, the Global Bonds are valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture.

The statements set forth under the heading “Description of the Securities” in the Base Prospectus and under the heading “Description of the Bonds” in the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Bonds and the Indenture, provide a fair summary of such provisions, and the statements made in the Base Prospectus under the heading “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Bonds.

The issuance and sale of the Bonds to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Republic of its obligations in the Underwriting Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws).

Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture, and Paragraph 15(b) of the Terms and Conditions of the Bonds (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York in any action arising out of or related to the Underwriting Agreement, the Indenture or the Bonds, (ii) validly and irrevocably appointed CT Corporation System as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Bonds and (iii) to the fullest extent permitted by law, validly and irrevocably waived the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the enforceability of Paragraph 16 of the Terms and Conditions of the Bonds relating to currency indemnity.

The enforceability in the United States of the waiver of immunities by the Republic set forth in Section 18(a) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and Conditions of the Bonds, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Bonds of the United States federal courts located in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture or the Bonds, respectively, are (notwithstanding the waivers in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Bonds) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Underwriters, solely for your benefit in your capacity as such in connection with the offering of the Bonds. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Bonds if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Juan G. Giráldez, a Partner

Schedule I

Issuer Free Writing Prospectus, dated January [●], 2019, filed with the Commission pursuant to Rule 433 under the Securities Act.

Form of 10b-5 Letter of Cleary Gottlieb Steen & Hamilton LLP,

special New York counsel for the Republic

January [●], 2019

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th Floor

New York, New York 10153

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States of America

as Underwriters under the

Underwriting Agreement referred to

below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-223463), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of [U.S.$ ●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Bonds”) to be issued under an indenture dated as of October 27, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as trustee. Such registration statement, as of January [●], 2019, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the Bonds (as determined for purposes of Rule 430B(f)(2) under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated March 6, 2018 included in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated January [●], 2019, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated January [●], 2019, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This opinion letter is furnished pursuant to Section 8(e)(iii) of the Underwriting Agreement dated as of January [●], 2019 (the “Underwriting Agreement”) among the Republic, acting through the Ministry of Economy and Finance, and Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement, the Pricing Prospectus and the Final Prospectus have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Pricing Prospectus or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special New York counsel to the Republic in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus (but excluding the documents incorporated by reference in each of them), and the document listed in Schedule I hereto, we participated in telephone conversations with officials of the Republic, your representatives and representatives of your New York and Uruguayan counsel, during which telephone conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statement, the Pricing Prospectus, the Final Prospectus and certain documents furnished to us by the Republic.

Based on our participation in such telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)    The Registration Statement (except the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the offering, as to which we express no view) as of January [●], 2019, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and the Final Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b)    No information has come to our attention that causes us to believe that the Registration Statement (except the financial and accounting data included therein, the statistical data included in the sourcebook prepared in connection with the offering, and Exhibit 99.C to the Annual Report, as to which we express no view), as of January [●], 2019, the date on which the most recent Form 18-K/A was filed as an amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)    No information has come to our attention that causes us to believe that the Pricing Prospectus, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus Supplement and the document listed in Schedule I hereto (except the financial and accounting data included therein, the statistical data included in the sourcebook prepared in connection with the offering, and Exhibit 99.C to the Annual Report, as to which we express no view), as of [●]:[●] [a.m.]/[p.m.] New York time on January [●], 2019, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    No information has come to our attention that causes us to believe that the Final Prospectus (except the financial and accounting data included therein, the statistical data included in the sourcebook prepared in connection with the offering, and Exhibit 99.C to the Annual Report, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon the review of the Notice of Effectiveness on the Commission’s website, the Registration Statement is effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you as the Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Bonds. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Bonds if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Juan G. Giráldez, a Partner

Schedule I

Issuer Free Writing Prospectus, dated January [●], 2019, filed with the Commission pursuant to Rule 433 under the Securities Act.

Exhibit C

to the Underwriting Agreement

Form of the Underwriters’ Blood Letter

[letterhead]

República Oriental del Uruguay

Ministerio de Economía y Finanzas

Colonia 1089, Piso 3

11100 Montevideo – Uruguay

Attention: Unidad de Gestión de Deuda

Facsimile No.: (598) 2 1712 2688

Tel No.: (598) 2 171 2785

[January 15], 2019

República Oriental del Uruguay

[●]% USD Bonds due 20[31]

Ladies and Gentlemen:

This letter is delivered to you, in connection with the Disclosure Package relating to the offering of U.S.$[●] aggregate principal amount of its [●]% USD Bonds due 20[31] (the “Bonds”) by Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (the “Underwriters”), to be made pursuant to the underwriting agreement dated [January 15], 2019 among the República Oriental del Uruguay (the “Republic”) and the Underwriters (“Underwriting Agreement”). Unless otherwise defined herein, terms used as defined herein shall have the meaning ascribed in the Underwriting Agreement.

We hereby confirm that the following information appearing in the Prospectus Supplement has been furnished by the Underwriters to you for use in the Prospectus Supplement:

(a)    the information with respect to the offering in the second, eighth and ninth paragraphs under the heading “Underwriting” in the Prospectus Supplement; and

(b)    the information titled “Other Relationships” related to the Underwriters’ investment banking, advisory services and ordinary course of business activities in the heading “Underwriting” in the Prospectus Supplement.

[signature page follows]

C-1

Very truly yours,

ITAU BBA USA SECURITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCOTIA CAPITAL (USA) INC.

By:
Name:
Title:

[Signature Page to Underwriters’ Blood Letter]